UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

Thursday, August 17, 2017

Commission file number: 333-150028

LIBERTY SILVER CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	32-0196442
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

401 Bay Street, Suite 2702, Toronto, Ontario, Canada	M5H 2Y4
(Address of principal executive offices)	(Postal Code)

Registrant's telephone number, including area code: (416) 477-7771

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 17, 2017, Liberty Silver Corp., a Nevada corporation (the “Company”), entered into the Bunker Hill Mining Lease with Option to Purchase (the “Lease”) with Placer Mining Corporation, a Nevada Corporation (the “Lessor”). Pursuant to the Lease, the Lessor shall lease to the Company the right to conduct mineral exploration, development, and production activities on and in the Bunker Hill Mine, which consists of all that real property, mineral interests and patented and unpatented lode mining claims situated in Shoshone County, Idaho and further described and listed on Exhibit A of the Lease. A copy of the Lease is filed as Exhibit 10.1 hereto and is incorporated herein by this reference.

The primary term of the lease shall be twenty-four (24) months, beginning on November 1, 2017 and ending on October 31, 2019. The Company may extend the Lease for up to twelve (12) months by paying the Lessor an additional bonus payment of $600,000 and by continuing to pay the $100,000 monthly rent payment. At any time during the primary lease term or any extension thereto, the Company may exercise the option to purchase the Bunker Hill Mine for Forty-Five Million Dollars ($45,000,000). In the event the Company is in production for a minimum period of twelve months and at an average production rate at or exceeding 500 tons per day, the Lessor may, upon thirty (30) days written notice to the Company, require the Company to exercise the purchase option.

Lease Payments: The Company shall make lease payments to the Lessor as follows:

i.$100,000 upon the execution of the Lease for the maintenance expenses and upkeep of the mine for the month of September 2017;

ii.$100,000 on October 1, 2017 for the maintenance expenses and upkeep of the mine for the month of October 2017;

iii.$200,000 on or before November 1, 2017 for the November 2017 and December 2017 monthly rent payments;

iv.$500,000 on or before November 15, 2017 for a bonus payment;

v.$500,000 on December 15, 2017 for an additional bonus payment;

vi.$300,000 on January 1, 2018 for the January 2018, February 2018 and March 2018 monthly rent payments;

vii.$300,000 on April 1, 2018 for the April 2018, May 2018 and June 2018 monthly rent payments;

viii.$300,000 on July 1, 2018 for the July 2018, August 2018 and September 2018 monthly rent payments;

ix.$300,000 on October 1, 2018 for the October 2018, November 2018 and December 2018 monthly rent payments;

x.$300,000 on January 1, 2019 for the January 2019, February 2019 and March 2019 monthly rent payments;

xi.$300,000 on April 1, 2019 for the April 2019, May 2019 and June 2019 monthly rent payments;

xii.$300,000 on July 1, 2019 for the July 2019, August 2019 and September 2019 monthly rent payments; and

xiii.$100,000 on October 1, 2019 for the October 2019 monthly rent payment.

Purchase Option Payments: Should the Company choose to exercise the option to purchase the Bunker Hill Mine, or should the Lessor require the Company to exercise the purchase option, the Company shall make payments to the Lessor and to the United States Environmental Protection Agency (“U.S. E.P.A.”) as follows:

i.$4,000,000 to Lessor and $3,000,000 to U.S. E.P.A. on the Closing Date (which is the date the Company and Lessor close the purchase of the Bunker Hill Mine);

ii.$3,000,000 to Lessor and $3,000,000 to U.S. E.P.A. one (1) year after the Closing Date;

iii.$3,000,000 to Lessor and $3,000,000 to U.S. E.P.A. two (2) years after the Closing Date;

iv.$3,000,000 to Lessor and $3,000,000 to U.S. E.P.A. three (3) years after the Closing Date;

v.$2,000,000 to Lessor and $3,000,000 to U.S. E.P.A. four (4) years after the Closing Date;

vi.$1,670,000 to Lessor and $1,670,000 to U.S. E.P.A. five (5) years after the Closing Date;

vii.$1,670,000 to Lessor and $1,670,000 to U.S. E.P.A. six (6) years after the Closing Date;

viii.$1,670,000 to Lessor and $1,660,000 to U.S. E.P.A. seven (7) years after the Closing Date;

ix.$1,670,000 to Lessor eight (8) years after the Closing Date;

x.$1,670,000 to Lessor nine (9) years after the Closing Date; and

xi.$1,650,000 to Lessor ten (10) years after the Closing Date.

The U.S. E.P.A. has not approved the terms of this agreement or accepted the payments as a settlement of the any amounts allegedly due to the U.S. E.P.A for prior liabilities.

The foregoing summary description of the terms of the Lease may not contain all information that is of interest to the reader. For further information regarding the terms and conditions of the Lease, this reference is made to such lease, which is filed as Exhibit 10.1 and is incorporated herein by this reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report of Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits

d) Exhibits
10.1	Form of Bunker Hill Mining Lease with Option to Purchase.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LIBERTY SILVER CORP.

By:   /s/ Bruce Reid

Bruce Reid

Its: Chief Executive Officer

Date: August 23, 2017